UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2004

SIMPLETECH, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California		92705-5812
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

(Former name or former address, if changed since last report.)

ITEM 5.    Other Events

On March 8, 2004, SimpleTech, Inc. (the “Company”) and DPAC Technologies Corp. (formerly Dense-Pac Microsystems, Inc.) entered into a confidential settlement agreement whereby the Company agreed to dismiss with prejudice its appeal of the intellectual property infringement lawsuit pending in the United States Federal Circuit entitled SimpleTech, Inc. v. DPAC Technologies Corp., Case No. 04-1034. Under the confidential settlement agreement the Company granted DPAC a paid-up, non-exclusive license under the affected patents. This settlement is a complete and amicable resolution and should not be construed as an admission by any of the parties to this litigation of any wrongdoing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SimpleTech, Inc.

Date: March 12, 2004	By:	/s/ Dan Moses
Dan Moses Chief Financial Officer